SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                   ________________

                                      FORM 8-K

                                   CURRENT REPORT


                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of Earliest Event Reported):     June 24, 1997



                                 TIREX AMERICA INC.
              (Exact name of registrant as specified in its charter)




               Delaware               3-17598-NY       22-2824362
     (State or otherjurisdiction     (Commission     (I.R.S. Employer
         of incorporation)           File Number)    Identification No.)



           740 St. Maurice, Suite 201
                Montreal, Quebec                            H3C 1L5
       (Address of principal executive offices)            (Zip Code)

                                  (514) 878-0727
             (Registrant's telephone number, including area code)


                  ___________________________________________________
                 (Former name, former address and former fiscal year,
                           if changed since last report)

                                    Pages 1 of 26

ITEM 5. Other Events

     1. Sale of Stock to Consultant. On June 24, 1997, Registrant sold 5,231,092 shares of its common stock at a price of $.001 per share to The Nais Corporation ("NAIS"), a financial consulting firm headed by Mr. Jack Ehrenhaus, The sale was made pursuant to the requirements of the consulting agreement, dated May 3, 1997 between NAIS Corpororation, and the Registrant (the "NAIS Consulting Agreement"). Under the terms of the NAIS Consulting Agreement, Mr. Ehrenhaus must render consulting services, and the effectiveness of such must be evidenced by the achievement of significant, specified fund raising and other financial milestones, in the following areas: (i) structuring, identifying sources of, locating, and assisting the Registrant in obtaining appropriate financing for the growth and development of the business of the Registrant; (ii) developing and promoting securities market recognition of the Registrant, (iii) providing advice and opinions to the Registrant concerning the structure of private and public equity and debt financing, equipment financing, corporate acquisitions, mergers and other business combinations as well as financial and business public relations, and related matters; (iv) identifying and introducing to the Registrant appropriate brokerage firms to act as underwriters for the initial sales, and as market makers for the continued secondary trading, of the common stock of the Registrant in the over-the-counter market; (v) identifying and introducing to the Registrant research and financial public relations firms capable of producing market and financial analyses of, and promoting, the Registrant so as to create, develop, and sustain an effective presence in the public and private securities markets, and assist the Registrant in negotiating acceptable terms for the engagement of such research and financial public relations firms; and (vi) identifying and introducing to the Registrant appropriate institutional investors interested in early growth stage, comparatively high risk companies such as the Registrant.


     2. Stock Bonuses to Certain Officers and Corporate Counsel. On or about June 24, 1997, pursuant to the exercise of stock options which Registrant had awarded as bonuses to certain of its officers and to its corporate counsel, Registrant sold to Terence C. Byrne, its President and CEO, Louis V. Muro, its Vice President, and Frances Katz Levine, its corporate counsel shares of its common stock, in the amounts set forth below, at a per share price of $.001. The stock options thus exercised represented bonuses which Registrant had awarded to such persons in recognition of their achievements in the service of Registrant since January of 1995 (or in the case of Mr. Muro, also prior to January of 1995), In awarding such bonuses, the board of directors unanimously agreed that the efforts put forth by these persons went well beyond their normal executive, legal, and technical duties and they were responsible for bringing Registrant from a virtual start-up position in January of 1995 to its present stage of development and included, but were not limited to; (i) the establishment of Registrant, through its Canadian subsidiary, in Montreal; (ii) the financing and the completion of the initial design and research and development work on the TCS-1 System; (iii) the financing and commencement of the construction of the first full scale model of the TCS-1 System; (iv) the sale of ten TCS-1 Systems prior to completion of the first of such Systems; (v) the provision of all funding, from sources other than operations, for all activities to date; (vi) the maintenance of the Registrant as a publicly held and publicly traded entity in conformance with the requirements of the Securities and Exchange Commission; and (vii) the provision of extensive legal services required in order to effect the foregoing in a proper and legal manner.

     In awarding these bonuses, the board also recognized that all of the foregoing services were provided to the Registrant in exchange for compensation consisting largely of shares of the common stock of the Registrant, the value of which has been and continues to be completely dependent upon the success of the Registrant and therefore has always placed and continues to place the recipients thereof at risk. The stock options were awarded to the recipients as bonuses pursuant to the terms of their respective employment agreements with the Registrant, which provide for discretionary bonuses for each year (or portion thereof) during the term of such Agreement and any extensions thereof, with the actual amount of any such bonus to be determined in the sole discretion of the Board of Directors based upon its evaluation of the Executive's performance during such year. No previous bonuses have been awarded to the recipients since Mr. Byrne and Ms. Levine joined Registrant in January of 1995. The number of shares subject to their respective options, all of which were exercised on or about June 24, 1997, were as follows: Terence C. Byrne - 1,413,382; Louis V. Muro - 1,115,093; Frances Katz Levine - 811,684.


     3. Letter To Shareholders. On or about June 11, 1997, Registrant mailed a letter to its shareholders, a copy of which is attached as an Exhibit to this Report, containing news of current developments and further details and explanations of matters which were discussed or alluded to in an earlier letter to the Shareholders (the "Prior Letter"). Registrant immediately interrupted and discontinued mailing of the Prior Letter on advice from counsel that some of the news items contained therein may have required additional explanation and clarification in order to insure that all statements, required to make the information contained in such Prior Letter not misleading in light of the most current circumstances applicable thereto, were included.


ITEM 7.   EXHIBITS

     Exhibits filed as part of this Report are as follows:

Exhibit 10. Financial Consulting Agreement, dated May 3, 1997, between Registrant and The NAIS Corporation.

Exhibit 20.    Letter to Shareholders dated on or about July 11, 1997.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                TIREX AMERICA INC.



Dated:  July 11, 1997                             By /s/ Terence C. Bryne
                                                   Terence C. Byrne, President

                                                                    EXHIBIT 10

                                   TIREX AMERICA INC.

                                  FINANCIAL CONSULTING
                                       AGREEMENT



     Financial Consulting Agreement, made this 3rd day of May 1997 between Tirex America Inc., a Delaware corporation (the "Corporation") with offices located at 3767 Thimens, Ville St. Laurent, Quebec, Canada H4R 1W4 and the Nais Corp., 94 Washington Avenue, Lawrence, NY 11559 (the "Consultant").

     Whereas, the Consultant has expertise and substantial successful experience in assisting and promoting early development stage companies in structuring and obtaining appropriate financing and market recognition.

     Whereas, the Corporation wishes to assure itself of the financial consulting services of the Consultant for the period provided in this Agreement, and the Consultant is willing to provide such services to the Corporation for the said period under the terms and conditions hereinafter provided.

     Now, Therefore, Witnesseth, that for and in consideration of the premises and of the mutual promises and covenants herein contained. the parties hereto agree as follows:


1.     Employment

     The Corporation agrees to and does hereby engage the Consultant, and the Consultant agrees to and does hereby accept engagement by the Corporation as a financial consultant to the Corporation for the three-year period commencing as of the date hereof (the "Engagement Period").

2.     Consulting Services

     2.1 All the services to be rendered hereunder, on the part of the Consultant, shall be rendered by Mr. Jack Ehrenhaus ("Ehrenhaus") and shall consist of (i) structuring, identifying sources of, locating, and obtaining appropriate financing for the growth and development of the business of the Corporation; (ii) developing and promoting securities market recognition of the Corporation, and (iii) providing advice and opinions to the Corporation concerning the structure of private and public equity and debt financing, equipment financing, corporate acquisitions, mergers and other business combinations as well as financial and business public relations, and related matters. The foregoing shall include but not be limited to the following:

     (a)effecting and completing, on terms acceptable to the Corporation, a debt or equity financing transaction, the proceeds of which shall be not less than 2.5 million dollars, with an irrevocable commitment therefor (subject only to the acceptance by the purchaser thereof of the first TCS-1 System and CG TIRE INC.'s acknowledgment of such acceptance), to be obtained by Ehrenhaus as promptly as practicable following the date hereof;

     (b)providing the Corporation with debt financing in an amount of up to $500,000 (the "Bridge Financing"), as and if required for the completion of the construction of the first TCS-1 System, which Bridge Financing will be repaid by the Corporation out of the Proceeds from the 2.5 million dollar financing described in subparagraph (a), above;

     (c)assisting management in structuring, identifying appropriate sources for, and negotiating further debt or equity financing in the public or private markets during the five-year period commencing as at the date hereof;

     (d)identifying and introducing to the Corporation appropriate brokerage firms to act as underwriters for the initial sales, and as market makers for the continued secondary trading, of the common stock of the Corporation in the over-the-counter market;

     (e)identifying and introducing to the Corporation research and financial public relations firms capable of producing market and financial analyses of, and promoting, the Corporation so as to create, develop, and sustain an effective presence in the public and private securities markets, and assist the Corporation in negotiating acceptable terms for the engagement of such research and financial public relations firms;

     (f)identifying and introducing to the Corporation appropriate institutional investors interested in early growth stage, comparatively high risk companies such as the Corporation;

     (g)assisting the Corporation to prepare and position it for inclusion in the NASDAQ "Small Cap" market.

     2.2 All such services are to be performed by Ehrenhaus and only upon direct authorization from the Corporation . Ehrenhaus shall have the sole discretion as to the form, manner and place in which the said services shall be rendered. Subject to the terms of Article 5 hereof, the Consultant shall not, by this Agreement, be prevented or barred from rendering services of the same or similar nature, as herein described, or services of any nature whatsoever, for or in behalf of persons, firms or corporations other than the Corporation.

3.     Compensation

     3.1 In consideration for the services to be rendered hereunder by the Consultant pursuant to this Agreement, the Corporation shall sell to the Consultant or his assignee, as permitted pursuant to Paragraph 3.3, below, 5,231,092 shares of its common stock, S.001 par value, per share (the "Consultant Shares") at a price of $.001 per share, which shares upon their issuance shall be equal to 14% of the total issued and outstanding common stock of the Corporation, provided however that such percentage shall be calculated on a fully-diluted basis which gives effect to the issuance of shares to certain key members of management and employees of the Corporation pursuant to options (the "Management Options") to be granted to them in amounts intended to prevent any significant erosion of their present percentage of ownership in the Corporation, whether or not such Management Options have been granted or exercised as at the date of the issuance of the Comsultant Shares.

     3.2 The Corporation shall, at its own expense, as promptly as practicable, register the Ehrenhaus Shares pursuant to a full registration statement filed with the Securities and Exchange Commission.

     3.3 The Ehrenhaus Shares shall be assignable, in whole or in part, to Ehrenhaus or to one or more corporations or other entities controlled by, or under common control with the Consultant (the "Permitted Assignees"), as the Consultant shall direct.
direct.

     3.4 Upon issuance or assignment to a Permitted Assignee of the Consultant Shares, the Consultant and/or any Permitted Assignee shall give and deliver his or its irrevocable voting proxies for and in respect of all of the Consultant Shares, to Terence C. Byrne.

     3.5 The terms of this agreement which pertain to the Consultant shares may, upon request of the Consultant, be amended solely for the purpose of accommodating or ameliorating tax considerations or consequences to the Consultant or any permitted assignee of Ehrenhaus, as legally permitted, provided however that such amendment shall not affect the number or percentage of the Consultant Shares.


4.     Secrets

     The Consultant agrees that any trade secrets or any other like information of value relating to the business and/or field of interest of the Corporation or any of its affiliates, or of any corporation or other legal entity in which the Corporation or any of its affiliates has an ownership interest of more than twenty-five percent (25%), including but not limited to, information relating to inventions, disclosures, processes, systems, methods, formulae, patents, patent applications, machinery, materials, research activities and plans, costs of production, contract forms, prices, volume of sales, promotional methods, list of names or classes of customers, which he has heretofore acquired during his engagement by the Corporation or any of its affiliates or which he may hereafter acquire during the Engagement Period and the three-year period beginning after termination of the Engagement Period as the result of any disclosures to any such person, or in any other way, shall be regarded as held by the Consultant and its affiliates, agents, and employees in a fiduciary capacity solely for the benefit of the Corporation, its successors or assigns, and shall not at any time, either during the term of this Agreement or thereafter, be disclosed, divulged, furnished, or made accessible by the Consultant and his personnel, if any, to anyone, or be otherwise used by them, except in the regular course of business of the Corporation or its affiliates. Information shall for the purposes of this Agreement be considered to be secret if not known by the trade generally, even though such information may have been disclosed to one or more third parties pursuant to distribution agreements, joint venture agreements and other agreements entered into by the Corporation or any of its affiliates.


5.     Non-Competition

     During the 2 years following the termination of this Financial Consulting Agreement, neither the Consultant nor any affiliate, agent, or employee of the Consultant, including but not limited to Ehrenhaus will provide consulting services either as a consultant or as an employee, either directly or otherwise to any business relating to or connected with the tire recycling business.


6.     Assignment

     6.1 This Agreement may be assigned by the Corporation as part of the sale of substantially all of its business; provided, however, that the purchaser shall expressly assume all obligations of the Corporation under this Agreement. Further, this Agreement may be assigned by the Corporation to an affiliate, provided that any such affiliate shall expressly assume all obligations of the Corporation under this Agreement, and provided further that the Corporation shall then fully guarantee the performance of the Agreement by such affiliate. Ehrenhaus agrees that if this Agreement is so assigned, all the terms and conditions of this Agreement shall obtain between such assignee and himself with the same force and effect as if said Agreement had been made with such assignee in the first instance.

     6.2 Subject to the provisions of Paragraph 2.2, above, this Agreement may be assigned by the Consultant to Ehrenhaus to a corporation or other entity controlled by, or under common control with, the Consultant.


7.     Entire Understanding

This Financial Consulting Agreement contains the entire understanding between the parties and supersedes all prior and collateral communications, reports, agreements, and understandings between the parties. No change, modification, alteration, or addition to any provision hereof shall be binding unless in writing and signed by authorized representatives of both parties. This Financial Consulting Agreement shall apply in lieu of and notwithstanding any specific statement associated with any particular information or data exchanged, and the duties of the parties shall be determined exclusively by the aforementioned terms and conditions. Notwithstanding the foregoing, the parties agree that certain provisions of this Agreement may be changed or amended for the purpose of accommodating tax considerations of the parties without affecting the basic terms and conditions of this Agreement.


8.     Survival of Certain Agreements

     The covenants and agreements set forth in Articles 4 and 5, hereof and, to the extent applicable, the covenants and agreements set forth in Article 3 hereof, shall survive the expiration of the Engagement Period and shall survive termination of this Agreement and remain in full force and effect.


9.     Notices

     9.1 All notices required or permitted to be given hereunder shall be delivered by hand, certified mail, or recognized overnight courier. in all cases with written proof of receipt required, addressed to the parties as set forth below and shall be deemed given upon receipt as evidenced by written and dated receipt of the receiving party,

     9.2 Any notice to the Corporation or to any assignee of the Corporation shall be addressed as follows:


               Tirex America Inc.
               3767 Thimens, Suite 207
               Ville St. Laurent
               Quebec, Canada H4R 1W4

9.3     Any notice to Ehrenhaus shall be addressed as follows:

               The NAIS Corp.
               94 Washington Avenue
               Lawrence, NY 11559
               Attention:  Mr. Jack Ehrenhaus

     9.4 Either party may change the address to which notice to it is to be addressed, by notice as provided herein.

10.     Applicable Law

     This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware.


11.     Interpretation

     Whenever possible, each Article of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any
Article is unenforceable or invalid under such law, such Article shall be ineffective only to the extent of such unenforceability or invalidity, and the remainder of such Article and the balance of this Agreement shall in such event continue to be binding and in full force and effect.


11.     Prior Agreements

     This Agreement supersedes and cancels any and all prior agreements, whether written or oral, between the parties.

     In Witness Whereof, the parties hereto have executed the above Agreement as of the day and year first above written.

                         Tirex America Inc,

                         By /s/ Terence C. Byrne
                           Terence C. Byrne, President

                         The NAIS CORP.

                         By /s/ Jack Ehrenhaus
                           Jack Ehrenhaus

                                                                    EXHIBIT 20

                               TIREX AMERICA INC.
                           740 ST. MAURICE, SUITE 201
                                MONTREAL, QUEBEC
                                 CANADA H3C 1L5



                                                July 11,1997



Dear Shareholder:

     We are pleased to announce that by the time you receive this letter, the Company will have moved into its new corporate headquarters in the heart of the business and commercial center of downtown Montreal, where it now occupies a newly-renovated two thousand square foot suite of offices in a prestigious office building located at the above address. We are also presently in the process of changing the name of the Company to "The Tirex Corporation". We expect that such change will be finalized within the next few weeks.

     Other recent developments include the following:

     On Friday, June 19, 1997, the Federal Office of Regional Development ("FORDQ") advised -us that they had approved an additional $137,846 Canadian dollars (approximately $99,249 United States dollars at current exchange rates). This represented the third payment of a contribution under the Industrial Recover Program for Southwest Montreal for the development of our TCS-1 System and brought total payments received under this program to $384,598 Canadian dollars (approximately $276,910 United States dollars at current exchange rates). More details respecting the terms of this contribution can be found, below, under the caption, "May 6, 1996, $500,000 Cdn contribution From FORDQ".

     Progress on the construction of the first production sized model of the TCS-1 is continuing. To date, the Company has spent, or has allocated out of available funds, a total of $555,500 Canadian dollars (approximately $399,906 United States dollars at current exchange rates) for materials and subcontractor costs. In connection therewith, the Company recently completed construction and began test operations of a new, larger sized (&half; scale) working prototype of the Company's proprietary tire disintegration mechanism (patent pending). Test Operations of this new prototype will be run with the objective of discovering, identifying, and curing any problems which may arise in the operation of the TCS-1 System disintegration mechanism. Pending completion of the first full-scale production model, the &half; scale prototype will also be used to pre-test the nature, quality, and potential marketability of the rubber crumb which the TCS-1 System is designed to produce.

      In other pertinent news, the June 9, 1997 edition of "Tire
Business", (the tire dealers newspaper published by Crain Communications Inc.) carried the results of a new study from the Scrap Tire Management Council, which indicated the following: While the largest use of scrap tires remains tire derived fuel (which grew 50% to 152 million tires in 1996), "ground rubber applications enjoyed the biggest surge"; Approximately 12.5 million tires were ground into crumb last year and while ground rubber represented only the third largest use of scrap tires (tires for export, at 15 million took second place), the use of scrap tires for grinding into rubber crumb increased
"...... two hundred and seventy-seven percent (277%) over 1994".  Management believes that the advent: of a greater and more dependable supply of high quality rubber crumb could contribute to and encourage the continuance of this
kind of high exponential growth in the market for rubber crumb.   While it is
impossible at this time to predict with certainty that this will in fact occur or, that if it does, that Tirex will participate profitably in such market, management is optimistic that this will be the case.

     We would also like to take this opportunity to further clarify and explain some of the news items which were contained in previous mailings which you may have received. These included the following:


Formation and Licensing of Tirex Canada

     As more fully reported in the Company's annual report on Form 10-KSB for the fiscal year ended June 30, 1996 (the "1996 10-K"), in May of 1995, the Company formed a Canadian corporation, "3143619 Canada Inc.", intending for such corporation to do business and to be known as "Tirex Canada". The purpose of such action and the sale of a license to Tirex Canada (the "Tirex Canada License") was effected in order to enable the Company to take advantage of certain Canadian and Quebec Government programs which, under certain circumstances, offer financial aid and assistance to Canadian companies engaged in research and development activities and tax incentives to private investors in such companies. In order to qualify for such Canadian government assistance, Tirex Canada must be controlled by Canadian Residents. In furtherance of this goal, the Company has transferred fifty-one percent of the ownership of Tirex Canada to three individuals, two of whom are officers and directors of Tirex Canada and of Tirex America and one of whom is an officer and director of Tirex Canada. All three of such persons hold such stock pursuant to the terms of a shareholders agreement which provides, among other things, for: (i) their complete voting control over all shares held by them; (ii) Tirex Canada's rights to redeem the shares held by them in amounts equal to any number of shares of Tirex Canada sold to private investors who are also Canadian Residents (this will prevent ownership by persons other than the Company from exceeding 51%); and (iii) the ability of the Company to eventually regain 100% ownership of Tirex Canada at such time as such ownership will not contravene any Canadian regulations respecting financial aid and assistance to Tirex Canada or tax benefits to private Canadian investors. To date, the Company has not sold any interests in Tirex Canada to any outside persons and does not have any plans to do so in the immediate future. The Tirex Canada License is a ten-year, exclusive license to design, develop, and manufacture the TCS-1 System in North America. It provides for Tirex Canada to manufacture TCS-1 Systems only upon and pursuant to specific purchase orders from the Company and to sell all TCS-1 Systems which it manufactures exclusively to the Company.

Contract with Ocean Venture III, Inc. for Eight TCS-1 Systems

     On October 15,1995, the Company received an order from Ocean/Venture III, Inc. ("Ocean Venture") of Tom's River, New Jersey for a total of eight TCS-1 Systems. To date, Ocean Venture has paid the Company a refundable deposit in the aggregate amount of $65,000 on account of the said order. Ocean Venture is a New Jersey corporation formed for the purpose of purchasing and operating TCS-1 Systems. To date it has never had any business operations and it has no material assets. To the best knowledge of the Company, Ocean Venture intends to finance the purchase of the eight TCS-1 Systems by obtaining sale and lease-back financing therefor. The Company expects to complete construction and begin field testing its prototype TCS-1 System in the fall of 1997. Both the Company and Ocean Venture believe that if the TCS-1 System meets projected operating standards, Ocean Venture will be able to obtain sale and lease-back funding based on the value of the said System. While the Company believes that the System will meet projected operating standards and that based thereupon Ocean Venture will be able to obtain the requisite financing, it is unable to make such prediction with certainty at this time. In addition, the Company will require additional financing in order to establish the manufacturing capacity, either by way of its own facilities or through the use of capable subcontractors, which will be required for the construction of the eight TCS-1 Systems presently on order by Ocean Ventures. Management is currently actively engaged in seeking and arranging for adequate financing to accomplish these goals, but while we are optimistic that we will be successful in doing so, we cannot, at this time, predict with certainty when, if ever, such financing and manufacturing capacity will be available to the Company. Management is therefore unable to state at this time to what extent, if at all, the Ocean Venture contract for eight TCS-1 Systems is, or will be, commercially viable.


Techtran Feasibility Study

     As reported in detail in the Company's annual report on Form 10-KSB for the fiscal year ended June 20, 1995 (the "1995 10-K") and in the 1996 10-K, on May 31, 1995, the Company retained Trident Educational Services, Inc. ("Trident") to conduct a feasibility study (the "Techtran Feasibility Study"), The study was conducted by "Techtran: Technology Transfer Institute" ("Techtran"), a division of Trident. Techtran is a technology based consulting and project financing organization engaged in research and development with respect to the development of new technologies, the management of technology transfer or project implementation, and the financing of such research and development projects through private and institutional investments, government incentives, public equity offerings, and venture capital sources. The Company paid Techtran a total of approximately sixty-eight thousand, five hundred and seven dollars ($86,507) to conduct the said study.

     The study comprised an investigation of the potential market for the TCS-1 System and a strategy for its exploitation. It was completed in March of 1996. Specifically, the Techtran study evaluated the feasibility of developing and building the TCS-1 System, estimated development costs, assessed patentability, and analyzed the potential market and sales forecasts for the TCS-1 System as well as the future financial viability of Tirex. According to the study current and projected scrap tire market conditions have a potential for substantial growth, especially in the market for higher, value-added applications which require finely ground, uncontaminated rubber crumb, that the TCS-1 System will be capable of producing such product, and that it will have significant economic as well as technological advantages over competing systems. The Company has made no independent investigation of the basis and conclusions of the Techtran Feasibility Study. The Company has not yet completed construction, nor commenced field testing, of a full-size prototype model of the TCS-1 System. It is therefore impossible to confirm any of Techtran's conclusions respecting the TCS-1 System and its projected capabilities. Moreover, should Techtran prove to be correct about the potential for growth in the market for rubber crumb, it is impossible to predict to what extent, if any, the Company will be able to participate in, or profit from, such market. We note however that the Company intends to make every effort to thoroughly pre-test the nature, quality, and potential marketability of the rubber crumb which the TCS-1 System is designed to produce and that, as discussed above, it is presently preparing to do so pending completion of the first full-scale production model, through the operation of its new &half; scale prototype disintegration mechanism.

     Depending on when you receive this letter, the Company will be involved in, or will have just completed, the process of moving its headquarters from the offices of Techtran 3767 Thimmens, Suite 207, Ville St. Laurent, Quebec H4R 1W4, which the Company has shared with Techtran since February of 1996. The Company never had a formal sublease with respect to these facilities, but occupied them on a month to month basis, at a monthly rental of approximately US $444 plus its proportionate share of telephone expenses. Subsequent to the completion of the feasibility study, Trident purchased 417,000 unregistered shares of the Company's common stock, for cash, at approximately 50% of the market price of the Company's common stock. A former affiliate of Trident, who was in charge of the study was retained by the Company in September of 1996 as its director of marketing.


March 22, 1996 Receipt of $36,800 Cdn From Quebec Ministry of Industry Trade and
     Commerce for Acceptance of Feasibility Study.

     The funds received on March 22, 1996 represented the final portion of a monetary grant in the aggregate amount of 36,800 Canadian dollars
(approximately 26,496 United States dollars at current exchange Rates) representing reimbursement of 40% of the monies spent by Tirex for the Techtran Feasibility Study.


April 30,1996 Approval by Federal Office of Regional Development - Quebec ("FORDQ") of Guaranty of 80% of Innovative Small Business Loan from Royal Bank

     The above referenced approval of a bank loan guarantee was issued in connection with a conditional offer from Royal Bank to the Company for a loan of up to $500,000 Canadian dollars. Such conditional offer was made in April of 1996 and had a term of 90 days. The conditions included, among other things, that the Company obtain outside equity investments aggregating to approximately one million Canadian dollars. The Company was unable to meet such condition and the loan offer expired 90 days after issuance by Royal Bank. The loan guarantee which had been approved by FORDQ was therefore never utilized by the Company.


May 6, 1996, $500,000 Cdn contribution From FORDQ

     As reported in more detail in the 1996 10-K, the above referenced commitment from FORDQ for a contribution of up to $500,000 Canadian dollars (approximately $360,000 United States dollars at current exchange rates) was made under the Industrial Recovery Program for Southwest Montreal for the development of the TCS-1 System. Such contribution was made in the form of a repayable loan in an aggregate amount not to exceed the greater of approximately $370,370 or twenty percent of the total costs actually paid by the Company in connection with the development of the TCS-1 System. To date, the Company has received a total of $384,598 Canadian dollars (approximately $276,910 United States dollars at current exchange rates) under such loan commitment.


June 1996 Conditional Letters of Offer from Two Large Canadian Banks for Up to $815,000

   Canadian Dollars

     The above referenced conditional letters of offer were received by the Company from Bank Laurentian and the Bank of Montreal. These offers compromised several types of debt financing which such banks were offering to make available to the Company to the extent that their conditions were met. Management determined that a working capital loan from the Bank of Montreal, collateralized by receivables, would be most advantageous and most suitable for the Company's present needs. The loan offer which the Company accepted from the Bank of Montreal provides for debt financing, by way of short term loans, in an outstanding principal amount of up to $400,000 Canadian dollars (approximately 288,000 United States dollars at current exchange rates). To date, the Company has borrowed and repaid an aggregate of $265,000 Canadian dollars (approximately $190,800 United States dollars at current exchange rates) in three short term loans from the Bank of Montreal.



July 1996 Discussions with Multinational Chemical Company

     From July 1996 until the Fall of 1996, the Company was actively engaged in discussions respecting the possibility of forming a strategic alliance with a multinational chemical company. Such discussions are presently dormant pending completion of a large-scale feasibility study presently being conducted by such company for the purpose of assessing their ability to penetrate the markets for products which would require the utilization of rubber crumb. The Company expects that such study will be completed this year and that talks may resume at that time. However, management is unable to predict, at this time, what the ultimate outcome will be.


July 23, 1996 Contract With Lefebvre Freres Limitee

     As more fully described in the 1996 10-K and in the Company's quarterly report for the quarter ended March 31, 1997, on Form 10-QSB (the "3/31/97 10-Q"), Lefebvre Freres Limitee ("Lefebvre") is providing the design and construction of the prototype disintegration system for the Company's TCS-1 System. The Company's contracts with Lefebvre call for a total purchase price for the said disintegration system of two hundred thirty thousand ($230,000) Canadian dollars (approximately 165,600 United States Dollars at current exchange rates) in cash and Common Stock, allocated as follows: (i) one hundred fifty thousand ($150,000) Canadian Dollars (approximately, 108,000 United States Dollars at current exchange rates) in cash and (ii) eighty thousand ($80,000) Canadian Dollars (approximately 57,600 United States dollars at current exchange rates) in the common stock of the Company at a value of twenty United States cents (US $0.20) per share. The Company authorized the issuance of these shares on January 17, 1997, on the basis of the exchange rate in effect on that date. Prior to such date, that part of the design work on the disintegration system, which was allocated to the stock portion of the purchase price for such system, had been completed. Management believes that Lefebvre's willingness to take a portion of its fees in common stock of the Company has added credibility to the project.


August 1996 Study of Scrap Tire Ground Rubber Market

     While the Company's internal study of the scrap tire ground rubber market indicates that there is a potential for substantial growth in such market, the Company is unable at this time to predict the ultimate extent, nature, or
timing of such growth.   While management is confident that such growth will
occur and that the Company will eventually participate profitably in such expanded markets, it must be noted that the Company has not yet completed construction, nor commenced field testing, of a full-scale prototype model of the TCS-1 System. Therefore, even if a substantial market for scrap tire ground rubber should develop, it is impossible, at this time, to state with certainty whether or to what extent the Company would be able to participate in, or profit from, such market.


August 1996 Delivery of Voights Tire Debeading and Sidewall Cutter

     In August 1996, the Company's subcontractor, Plasti-Systemes Inc. received delivery of the first part of the TCS-1 System, a tire debeading and sidewall cutter manufactured by Voights Manufacturing, Co. This equipment was intended to be used in the TCS-1 System as part of its debeading and sidewall cutting mechanisms. Subsequently, however, the Company and Plasti-Systemes determined that output capabilities of the TCS-1 System could be increased over original specifications, As a result of such increased output projections, it was determined that the Voights equipment would not be the optimum choice and that it would be more efficient and, in the long run, more economic to design and build custom
components for the TCS-1 System.   As a result, Plasti-Systemes will be
returning the Voights equipment and the Company and PlastiSystemes have modified their agreement to provide for the additional initial costs of designing and building custom debeading and sidewall cutting equipment for the TCS-1 System (see the discussion, below, under the caption "September 1996 Contract With Plasti-Systemes").


September 1996 Contract With Fedico, Inc.

     As more fully described in the 1996 10-K, Fedico, Inc. is responsible for designing, engineering, and fabricating certain peripheral equipment, and supervising the over-all assembly and start-up procedures of the first full-scale production model of the TCS-1 System. The Company's agreements with Fedico, which have a term of seven years, provide for, among other things: (i) the retention of Fedico for a minimum of five hundred hours per year during the course of such agreement, at an hourly rate of sixty-five Canadian Dollars (approximately $46.80 United States dollars at current exchange rates); (ii) rates for technicians, draftsmen, and intermediate engineers to range from Cdn $40 to Cdn $55 per hour (approximately $28.80 to $39.60 United States dollars at current exchange rates); and (iii) overtime, on-site services, and travel expenses to be specified in the said agreement at what the Company considers to be prevailing market rates therefor.


September 1996 Contract With Plasti-Systems

     As more fully described in the 1996 10-K and in the 3/31/97 10-Q, Plasti-Systemes, Inc. ("Plasti-Systemes") of Ville D'Anjoti Quebec is providing the design, construction, and installation of the "front-end" of the TCS-1 System. The Company's contract with Plasti-Systemes provides for a total purchase price for all mechanical work and equipment of two hundred thirty thousand (230,000) Canadian dollars (approximately US 165,600 United States dollars at current exchange rates) in cash and Common Stock, as follows: (i) one hundred seventy thousand (170,000) Canadian dollars (approximately 122,400 United States dollars at current exchange rates) in cash and (ii) sixty thousand ($60,000) Canadian Dollars (approximately 43,200 United States dollars at current exchange rates) in Common Stock at a value of twenty United States cents (US $0.20) per share. In effectuation thereof, these 255,010 shares were issued on January 17, 1997 on the basis of the exchange rate in effect on that date. Prior to that date, that part of the design and engineering work on the front-end system, which was allocated to the stock portion of the purchase price had been completed. As a result of the matters discussed, above, under the caption, "August 1996 Delivery of Voights Tire Debeading and Sidewall Cutter", the Company has amended its agreement with Plasti-Systemes so as to add an additional $57,630 United States dollars to the purchase price.

September 1996 Conditional Letter of Investment for $1,000,000 Canadian
Dollars

     The above referenced conditional letter of investment from a large Quebec venture capital fund did not result in any funding to the Company. While this fund has recently evidenced interest in once: more exploring the possibility of providing financing to the Company, we are currently pursuing other avenues and sources of funding and are therefore not in a position to reopen discussions with them at this time. In the event that the situation changes, the Company will explore all financing possibilities open to it.


September 1996 Letter of Intent for Purchase or Lease of a TCS-1 System

     In September of 1996, the Company received a letter of intent from a Ste-Anne-des-Plaines, Quebec recycling company for the purchase or lease of a TCS-1 System. To date, such recycling company, any has not entered into a contract with the Company for such transaction. The Company has recently been advised by this recycling company that it has now obtained all necessary permitting for tire recycling operations and the installation of a TCS-1 System plant at its projected. site and wishes to proceed with the transaction, If the Company does eventually enter into a contract with this recycler for a TCS-1 System, the Company will require additional financing in order to establish the manufacturing capacity, either by way of its own facilities or through the use of capable subcontractors, for the construction thereof. While management believes that it will be able to obtain the financing and establish the manufacturing capacity required to meet all orders for TCS-1 Systems now, or in the future, on hand, we are at this time unable to predict with certainty when, if ever, such financing and manufacturing capacity will be available to it, and therefore whether the proposed sale to this recycling company is, or will be, commercially viable.


October 4, 1996 Bank of Montreal Approval of up to $300,000 Cdn Financing for Research and Development Tax Credit

     Many Canadian and Quebec tax incentives take the form of deductions and tax credits with respect to eligible research and development expenditures. Several of the tax credits are "refundable" insofar as, to the extent that the amount payable by the government as a tax credit exceeds the amount of the taxes payable by the recipient, such excess amount will be paid over or "refunded." to the taxpayer. Refundable tax credits are calculated as a percentage of "eligible" research and development expenditures actually made by the recipient. Thus such credits function effectively, as monetary grants. In order for expenditures to be "eligible" for these tax credits, they must have been spent on research and development activities which comprise investigation or systematic technological or scientific research conducted through pure or applied research, undertaken to advance science and develop new processes, materials, products or devices or to enhance even already existing processes, materials products or devices. Management believes that virtually all of the activities which are connected with the development and construction of the first prototype model of the TCS-1 System will qualify as eligible expenditures. The Company is presently, in the process of preparing its first application for submission for a refundable tax credit.

     On October 4. 1996. the Bank of Montreal (the "Bank") agreed that if the Company were to obtain approval from the Societe Development Industrial ("SDI") for a "refundable tax credit" on its research and development expenditures, the Bank would lend the Company an amount of money, up to 300,000 Canadian dollars (approximately 216, 000 United States dollars at current exchange rates). The proceeds of such loan would be used by the Company to make eligible expenditures. A percentage of such eligible expenditures would be refunded by way of tax credits, which could, in turn, be used towards the repayment of the said bank loan. To date, the Company has not submitted an application to the SDI for the particular refundable tax credit which the Bank had thus agreed to fund. As a result, the Company has not yet received any funds pursuant to the above referenced October 4, 1996 approval from the Bank. Submission of such application is expected to take place in the near future and the Company believes that expenditures made by the Company during the fiscal year ended June 30, 1997, in the amount of approximately $500,000 Canadian dollars (approximately $360,000 United States dollars at current exchange rates) will be deemed by the SDI to be eligible for a refundable tax credit. In addition, the Company estimates that for fiscal 1998, expenditures in the amount of approximately $1,200,000 Canadian dollars (approximately $864,000 United States dollars at current exchange rates) will be eligible for refundable tax credits. It should be noted that the Company is unable, at this time, to ascertain the exact percentage of the eligible expenditures which will actually be reimbursed through refundable tax credits; It is therefore unable to predict what percentage of any such bank loan would be covered by the proceeds from the tax credit.


October 1996 - Societe Quebecoise de Recuperation et de Recyclage Grant of $75,000 Cdn.

     As reported in the 1996 1 O-K, on October 16, 1996, the Company obtained an "Agreement for Financial Assistance For Technology Development" from La Societe Quebecoise de Recuperation et de Recyclage ("Recyc-Quebec"). Under this agreement, Recyc-Quebec agreed to provide the Company with financial assistance consisting of the grant of an amount equal to fifty percent of the total eligible expenditures made by the Company in connection with the development of the first full scale, production model prototype of the TCS-1 System, in an amount of up to seventy-five thousand $75,000 Canadian dollars (approximately 54,000 United States dollars tit current exchange rates). To date the Company has received 50,000 Canadian dollars (approximately $38,400
United States dollars at current exchange rates) under this agreement.   The
Company will be able to obtain the balance of 25,000 Canadian dollars (approximately $19,200 United States dollars at current exchange rates) after it has paid one hundred percent of all eligible expenses related to the Project and a final report respecting the achievements of the Project has been delivered to and accepted by Recyc-Quebec.

December 1996 Offshore Common Stock Subscription Agreement

     As discussed in detail in its current reports on Forms 8-8, dated January 10, February 5, and March 7, 1997 (respectively, the "January 10th 8-K", the "February 5th 8-K", and the "March 7th 8-K"), The Company entered into a subscription agreement with an offshore investor (the "Reg-S Investor") which gave such Investor the right to purchase a total of five million, five hundred fifty-five thousand, five hundred fifty-five (5,555,555) shares of the Company's common stock during the approximately six-month period ending June 23, 1997 at a per share purchase price of US $0.27 without registration under the Securities Act of 1933, pursuant to Regulation S thereof. As discussed in detail in the January 10th and February 5th 8-K's, the said Reg-S Investor purchased 200,000 shares on January 10, 1997 and 400,000 shares on February 5, 1997 for an aggregate purchase price of US $162,000. On June 23, 1997, the term of the subscription agreement expired with no additional purchases having been made by the Reg-S Investor.


January 1997 Receipt of $54,000 from Offshore Investors

     The $54,000 in funds received in January from offshore investors are included in, and not in addition to, the proceeds from the Regulation S stock sales discussed above under the caption, "December 1996 Offshore Common Stock Subscription Agreement".


February 1997 Receipt of $108,000 from Offshore Investors

     The $108,000 in funds received in January from offshore investors are included in, and not in addition to, the proceeds from the Regulation S stock sales discussed above under the caption, "December 1996 Offshore Common Stock Subscription Agreement".


March 1997 Offer From Recycletron Inc. to Purchase TCS-1 System

     In March of 1997, Recycletron Inc., a Quebec corporation gave the Company a written offer to purchase or lease of a TCS-1 System for a total purchase or lease price of US $2,500,000. In connection therewith, Recycletron paid the Company a fully refundable deposit of US $25,000. As noted above in the discussions of other existing and proposed orders for TCS-1 Systems, the Company will require additional financing in order to establish the manufacturing capacity, either by way of its own facilities or through the use of capable subcontractors, for the construction of such system, as well as all other systems now, or in future on order. While management believes that the Company will be able to obtain the required financing and establish the necessary manufacturing capacity to meet its obligations under such contracts, we note the same concerns respecting the commercial viability of the above described Recycletron offer as are discussed above under the caption "September 1996 Letter of Intent for Purchase or Lease of a TCS-1 System".

May 1997 Letter of Intent From US Financial Institution for up to US $5,000,000

     The above referenced letter of intent was issued by a private venture capital investment group. It constitutes by its terms an expression of interest to formally pursue the possibility of providing or obtaining debt and equity financing for the Company in the amounts of $2,000,000 in equity and $3,000,000 in debt. Such letter does not constitute a commitment to provide any funding. Under the terms of this letter of intent, the Company will cover the investment group's costs of due diligence in an amount not to exceed $10,000. The Company has paid a $5,000 deposit thereon and the said investment group has commenced its due diligence investigation. Management is unable to predict whether this group will make an offer to the Company to provide financing to it on acceptable terms, if at all.


May 1, 1997 Press Release

     The press release issued by the Company on May 1, 1997, noted among other things, that the Company's sales backlog of ten machines represents an aggregate value of US $26,250,000. Included in this amount are: (i) the eight TCS-1 Systems ordered by Ocean Ventures; (ii) an additional System ordered by a joint venture under common control with Ocean Ventures; and (iii) the System which Recycletron Inc. has offered to purchase. The Company has received refundable deposits, in an aggregate amount of $90,000 on two of the foregoing ten Systems. In addition, with respect to a third of the ten Systems on order, the purchasing customer has already obtained sale and lease back funding on a "precommencement basis", in effectuation of which, such customer has entered into a lease for the System, has commenced making lease payments thereunder on a predelivery basis, and has authorized the lessor to make purchase payments to the Company for such System. All funds which such customer directs to the Company are being, and will continue to be, expended on the development and construction of the first production sized model of the TCS-1 System. To date, the Company has thus received advance payments in an aggregate amount of $390,000 United States dollars.

     While management is confident that the Company will be able to fill its entire backlog on a timely basis, its actual ability to do so will be subject to the same contingencies and concerns which are discussed above with respect to the company's present lack of manufacturing capacity and the financing which the Company will require in order to develop such capacity either by way of its own facilities or through the use of subcontractors. Management believes that upon completion of the first production sized model of the TCS-1 System, it will be able to obtain all required financing and establish manufacturing capacity sufficient to fill its present backlog. At this time, it is however unable to state with certainty when, if ever, such financing and manufacturing capacity will be available or its existing backlog will be filled. An inability on the part of the Company to fill its backlog on a timely basis would have a material adverse effect on its business and financial prospects.

     The same press release also discussed an offer by FORDQ to the Company of a repayable contribution of 50% of the amount of money which the Company spends on the development and implementation of a market strategy for the sale of TCS- 1 Systems in India and Iberia (Spain and Portugal). The maximum amount of such contribution will be limited to 40,000 Canadian dollars (approximately 28,800 United States dollars under current exchange rates). To date, the Company has completed the marketing plan for Iberia and received the maximum reimbursement of $20,000 Canadian dollars in connection therewith. In addition it has expended $20,000 Canadian dollars to date on the marketing plans for India and been reimbursed therefor in the amount of $10,000 Canadian dollars under this grant. The Company expects to complete the Indian study and to receive the balance of such contribution in the near future.


Under Negotiation

     Previous mailings which you may have received mentioned a number of activities and transactions which are presently in the negotiation stage. The included the following:

     A reference was made to Quebec Regional Development supporting a local recycling organization to purchase or lease a TCS-1 System, The particular recycling organization referenced is Recycletron Inc. The Company's negotiations with Recycletron to date are discussed above under the caption, "March 1997 Offer to Purchase TCS-1 System From Recycletron Inc". The nature of the support which Quebec Regional Development is giving to Recycletron consists of support in getting a site permitted for a tire recycling plant and the offer of a contribution of approximately $500,000 towards the financing for the purchase or lease of a TCS-1 System. While the Company is unable to state with certainty when, if ever, Recycletron will be able to obtain financing for the balance of the ' purchase or lease price, Recycletron has represented to the Company that it will be able to do so and that, upon doing so, it will purchase or lease a TCS-1 System (depending upon the form of financing which it obtains).

     Negotiations currently being conducted in Egypt for three TCS-1 Systems, in Connecticut for six Systems, and in Camden, New Jersey for two systems were also mentioned. While the Company is still engaged in all of these negotiations and is optimistic about their eventual outcomes, management is unable to state at this time what such outcomes will be and whether they will result in any sales of TCS-1 Systems. Moreover, should the Company succeed in entering sales contracts as a result of any of such negotiations, all of the concerns discussed above in connection with the Company's ability to meet its obligations under such contracts will apply.


Strategic Alliances

     Previous mailings which you may have received mentioned certain "strategic alliances" which the Company is presently negotiating or contemplating. Such references included the Company's retention of GAPCO, a marketing firm in Madrid to conduct market research and prepare a Strategic marketing plan to exploit the European and Indian markets, Mention was made of the Company's eligibility for a repayable contribution from FORDQ for 50% of the Company's costs of such study under the (IDEA-SMS) program. This program and the status of monies received by the Company thereunder are discussed, above, under the caption, "May 1, 1997 Press Release".


Tirex Canada

     A previous mailing which you may have received contained a reference to "R & D Tax Credit financing through S.D.I. Quebec - $400,000 Cdn first year" - Such reference was to dollar amounts which the Company: (i) has received, (ii) has qualified for, or (iii) anticipates qualifying for in the future under Canadian government programs. All of the funds referred to in these statements have been discussed in more detail, above, in this letter and are not in addition to anything discussed above. The same applies to the dollar amounts set forth under the following subcaptions in the "Tirex Canada" section of the prior mailings: "FORDQ IRDSWP" "FORDQ IDEA"; "Recyc Quebec"; and "Bank of Montreal credit for bridge financing".


Corporate Strategy

     The Company would like to take this opportunity to note that it cannot, at this time, predict with certainty when, or to what extent, any of the goals set forth in a prior mailing under the caption, "Corporate Strategy" will be attained and whether, if attained, such goals shall prove to be profitable for the Company.

     The Company is pleased to reiterate that the first full scale, production sized model of the TCS-1 System is currently in production. Completion thereof is presently scheduled for the fall of 1997 but the Company is unable at this time to state with certainty that unanticipated problems will not delay such completion. The Company has been successful in financing the work done to date, but will need additional funds to complete the said prototype. While management is actively engaged in negotiations to obtain such funding and is optimistic that it will succeed in doing so, it is unable at this time to state when all required funds will be in place.


Additional Recent Developments

     In other important news, The Nais Corporation, headed by Mr. Jack Ehrenhaus, has joined the firm as a financial consultant. Management believes that Mr. Ehrenhaus will be capable of providing the Company with assistance in areas which are now critical to the growth and development of the Company's business. These areas include, but will not necessarily be limited to, the following: (i) structuring, identifying sources of, locating, and obtaining appropriate financing for the growth and development of the business of the Corporation; (ii) developing and promoting securities market recognition of the Corporation, (iii) providing advice and opinions to the Corporation concerning the structure of private and public equity and debt financing, equipment financing, corporate acquisitions, mergers and other business combinations as well as financial and business public relations, and related matters; (iv) identifying and introducing to the

Corporation appropriate brokerage firms to act as underwriters for the initial sales, and as market makers for the continued secondary trading, of the common stock of the Corporation in the over- the-counter market; (v) identifying and introducing to the Corporation research and financial public relations firms capable of producing market and financial analyses of, and promoting, the Corporation so as to create, develop, and sustain an effective presence in the public and private securities markets, and assist the Corporation in negotiating acceptable terms for the engagement of such research and financial public relations firms; and (vi) identifying and introducing to the Corporation appropriate institutional investors interested in early growth stage, comparatively high risk companies such as the Corporation. Mr. Ehrenhaus has twenty-five years of experience in all of foregoing areas and, in the opinion of the Board of Directors, his expertise can be extremely valuable to the Company. The Company's consulting agreement with The Nais Corporation calls for compensation consisting of the Company's sale to the Nais Corporation of 5,231,092 shares of its common stock at a price of $.001 per share. Such sale has been effected by the parties and the Company has authorized the issuance of the shares pursuant thereto.


     Shareholders who are interested in learning about the progress of the Company are welcome to contact the undersigned or Mr. John Threshie at the Company's headquarters for information respecting press releases issued from time to time by the Company.


                              Yours Sincerely,

                              /s/ Terence C. Byrne
                              Terence C. Byrne
                                President/CEO